Exhibit 99.1

Seamless Group, Inc. Completes Business Combination with INFINT Acquisition Corporation to Become a Publicly Traded Company

~ CURRENC Stock to Trade on Nasdaq Under Ticker “CURR” ~

New York, NY – August 30, 2024 (GLOBE NEWSWIRE) – Seamless Group Inc., a leading global fintech platform (“Seamless”), and INFINT Acquisition Corporation (“INFINT”) (NYSE: IFIN), a special purpose acquisition company, today announced the completion of the previously announced business combination (the “Business Combination”). Beginning Tuesday, September 3, 2024, the combined company will operate as CURRENC Group Inc. (“CURRENC”), and the ordinary shares will trade on The Nasdaq Stock Market LLC under the ticker symbol “CURR.”

Ronnie Ka Wah Hui, Chief Executive Officer of Seamless, Alexander King Ong Kong, the founder of Seamless and Executive Chairman of the Board, and Hagay Ravid, the Chief Financial Officer of Seamless, will continue to lead CURRENC in their respective positions.

Ronnie Ka Wah Hui, Chief Executive Officer of CURRENC, commented, “I am proud and honored by Seamless’ achievement of this significant milestone as we embark on our journey as a publicly traded company. The listing on the Nasdaq Stock Market LLC enables CURRENC to aggressively build its image, develop new markets and expand our network to seek to become one of the leading remittance hubs globally. We are thankful for the INFINT team’s continued collaboration, support, and conviction throughout the transaction process.”

Alexander Edgarov, Chief Executive Officer of INFINT, added, “The INFINT team is excited to have successfully completed this business combination with Seamless. We are eager to see Alex, Ronnie and the team at CURRENC Group successfully execute their long-term operational and strategic objectives, building value for shareholders and stakeholders alike as they continue to develop a global fintech banking platform.”

About Seamless Group Inc.

Seamless Group Inc. pioneers a global fintech banking platform for e-wallets, financial institutions and merchants worldwide, delivering frictionless real-time, cost efficient fund transfers. Seamless’ state-of-the-art digital ecosystem empowers millions of smart consumers and businesses to win in over 150 countries.

About INFINT Acquisition Corporation

INFINT Acquisition Corporation is a Special Purpose Acquisition Corporation (SPAC) company on a mission to bring the most promising financial technology company from North America, Asia, Latin America, Europe and Israel to the U.S. public market. As a result of the pandemic, the world is changing rapidly, and in unique, unexpected ways. Thanks to growth and investment in the global digital infrastructure, legal, healthcare, automotive, financial, and other fields are evolving at a faster rate than ever before. INFINT believes the greatest opportunities in the near future lie in the global fintech space and are looking forward to merging with an exceptional international fintech company.

Advisors

Greenberg Traurig, LLP is serving as U.S. legal counsel and Mourant is serving as Cayman Islands legal counsel to INFINT in the transaction. Nelson Mullins Riley & Scarborough LLP is serving as U.S. legal counsel and Maples Group is serving as Cayman Islands legal counsel to Seamless in the transaction.

Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the Business Combination and CURRENC following the Business Combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that investors of Seamless may not receive the same benefits as an investor in an underwritten public offering, (ii) the risk that CURRENC’s securities may experience a material price decline after the Business Combination, (iii) the risk of product liability or regulatory lawsuits or proceedings relating to Seamless’ or CURRENC’s business, (iv) the ability of CURRENC to comply with the continued listing standards of Nasdaq, (v) the ability to attract new partners, merchants and users and retain existing partners, merchants and users in order to continue to expand, (vi) the ability of CURRENC to fund its capital requirements through additional debt and equity financing under commercially reasonable terms and the risk of shareholding dilution as a result of additional capital raising, if applicable, (vii) the risk of cyber security or foreign exchange losses, (viii) the risk that CURRENC is unable to secure or protect its intellectual property, (ix) failure to maintain an effective system of internal control over financial reporting and to accurately and timely report CURRENC’s financial condition, results of operations or cash flows, and (x) those factors discussed in INFINT’s filings with the SEC and that are contained in the proxy statement relating to the Business Combination. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the proxy statement and other documents to be filed by CURRENC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Seamless and INFINT may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. Neither Seamless nor INFINT gives any assurance that Seamless and INFINT will achieve their respective expectations.

Investor Contact

Takis Wong

+852-3951-6228

investors@seamlessgroup.com